UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

1PM INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

333-203276	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

312 S. Beverly Drive #3104, Beverly Hills, California

(Address of principal executive offices) (zip code)

(424) 253-9991

(Registrant's telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events

1)

The Company received purchase orders from 2 additional dispensaries in California. The Company begun selling its medical marijuana products to dispensaries in California in January 2016 and Company's products are now available in approximately 25 dispensaries. The Company's goal is to expand to 100 dispensaries and to conduct 3-5 in-store product samplings a week.

2)

The Company has begun receiving re-orders from the initial dispensaries. For the week of February 15, 2016, the Company received orders for and delivered 22 cases of product. For the week of February 22, 2016, the Company has received orders for and delivered 28 cases of product.

3)	On February 18, 2016, the Company began selling a CBD line of its Cookie Spread and has already received orders for the product.

4)	On March 1, 2016, the Company will begin taking pre-orders for its new product BuzzKill. The Company expects to begin shipping BuzzKill on March 15, 2016.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1PM Industries, Inc.

Dated: February 25, 2016	By:	/s/ Joseph Wade
	Name:	Joseph Wade
	Title:	CEO